As filed with the Securities and Exchange Commission on
                          February 23, 1999
                     Registration No. ___________

                   SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, D.C.  20549


                              Form S-8
       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        WASTEMASTERS, INC.
       (Exact Name of Registrant as Specified in Its Charter)

         Maryland                                   52-1507818
(State of Incorporation)                     (I.R.S. Employer ID No.)

            1117 Perimeter Center West, Suite 500 East,
                      Atlanta, Georgia 30338
                         (404) 888-0158
                (Address and Telephone Number of
                   Principal Executive Offices)

       1999 Employee, Consultant and Advisor Stock Compensation Plan
                      (Full title of the plan)

                    Michael J. Smith, President
                         WasteMasters, Inc.
             1117 Perimeter Center West, Suite 500 East
                      Atlanta, Georgia 30338
                     Telephone: (404) 888-0158
             (Name and address of agent for service)

                           COPIES TO:
                   Robert J. Mottern, Esq.
              Mottern, Fisher & Rosenthal, P.C.
            2300 Northlake Centre Drive, Suite 200
                      Tucker, Georgia 30084
                   Telephone: (770) 496-4565

========================================================================
                    CALCULATION OF REGISTRATION FEE
========================================================================
  Title of      Amount to be      Proposed      Proposed     Amount of
 Securities      Registered       Maximum       Maximum     Registration
   to be                          Offering      Aggregate      Fee
 Registered                       Price Per     Offering
                                  Share(1)      Price
 ----------    -------------      ---------    ----------   ------------
 Common          5,000,000         $0.3125     $1,562,500     $434.38
 Stock             shares

(1) Calculated based on Rule 457 under the Securities Act of 1933, as amended, solely for the purposes of calculating the registration fee and based upon the closing bid price of the Common Stock as reported through the NASDAQ SmallCap Market on February 22, 1999.

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock to be offered and sold pursuant to the antidilution provides of the 1999 Employee, Consultant and Advisor Stock Compensation Plan.

                            PART I

ITEM I.     Plan Information.

Not required to be filed with this Registration Statement.

ITEM 2.     Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

                             PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.      Incorporation of Documents by Reference.


The following documents are incorporated by reference in this registration statement:

(a)Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended;

(b)Registrant's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

(c)all other reports, if any, filed by the Registrant pursuant to Section 13(a) of the Securities Exchange Act of 1934 since the end of the fiscal year ended December 31, 1997.

(d)from the date of filing of such documents, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and before the filing of a post-effective amendment to this Registration Statement that indicates that all securities covered by the Registration Statement have been sold or that deregisters all securities covered by the Registration Statement then remaining unsold.

ITEM 4.      Description of Securities.

     The Common Stock to be offered is registered under Section 12 of the Securities Exchange Act of 1934.

ITEM 5.      Interests of Named Experts and Counsel.

     Counsel for the Registrant, Mottern, Fisher & Rosenthal, P.C., has rendered an opinion to the effect that the Common Stock offered hereby, if and when issued in accordance with the Plan, will have been validly issued, fully paid, and nonassessable. Mottern, Fisher & Rosenthal, P.C. expects that it may be offered shares registered under this Registration Statement in payment of the Registrant's obligations to the firm.

ITEM 6.      Indemnification of Directors and Officers.

     Section 2-418 of the Maryland General Corporation Law provides that a corporation may indemnify its directors or officers and may purchase and maintain liability insurance for those persons as and to the extent permitted thereby.

     Article V of the By-Laws of the Company provides for indemnification of the Registrant's directors and officers in connection with the defense of any litigation to which they may be a party because they were directors or officers of the Registrant except where the director or officer has been adjudged liable to the Registrant for negligent or misconduct in the performance of his or her duties.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the Maryland General Corporation Law, the Registrant's Certificate of Incorporation, the Registrant's By-Laws or any indemnification agreements of the Registrant with its directors and officers, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.      Exemption from Registration Claimed.

     Not applicable.

ITEM 8.      Exhibits.
Exhibit No.                     Exhibit

4.1 WasteMasters, Inc. 1999 Employee, Consultant and Advisor Stock Compensation Plan

4.2 Form of Stock Payment Agreement under 1999 Employee, Consultant and Advisor Stock Compensation Plan

5                 Opinion re Legality

23.1 Consent of Turner, Jones & Associates, P.C. to the use of its opinion included in the Annual Report of the Registrant on Form 10-KSB for the fiscal year ended December 31, 1997.

23.2 Consent of Mottern, Fisher & Rosenthal, P.C. to the filing of its opinion with respect to the legality of the securities being registered hereby (included in Exhibit No. 5)

ITEM 9.      Undertakings.

(a)   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 22, 1999.

                                   WASTEMASTERS, INC.

                                   By:  /s/ Leon Blaser
                                        Leon Blaser
                                        President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                   Title                          Date


/s/ Leon Blaser         Chairman and Chief          February 22, 1999
                        Executive Officer


/s/ Michael J. Smith    Director and President      February 22, 1999



/s/ Douglas Holsted     Director, Secretary and     February 22, 1999
                        Chief Financial Officer